UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2008
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CIRCUIT CITY STORES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-5767 (Commission File Number)	54-0493875 (I.R.S. Employer Identification No.)

9950 Mayland Drive Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 486-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2008, Circuit City Stores, Inc. (the “Company”) and certain of its subsidiaries (the “Subsidiaries”) entered into a Senior Secured, Super-Priority, Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with the banks named in the DIP Credit Agreement as Lenders, Bank of America, N.A., as administrative agent and collateral agent, General Electric Capital Corporation, as co-collateral agent, Banc of America Securities LLC, as lead arranger, Banc of America Securities LLC, GE Capital Markets, Inc. and Wells Fargo Retail Finance, LLC, as joint bookrunners, Bank of America, N.A. (acting through its Canadian branch), as Canadian administrative agent and Canadian collateral agent, Wells Fargo Retail Finance, LLC, as syndication agent, and General Electric Capital Corporation and JPMorgan Chase Bank, N.A., as co-documentation agents.  The Subsidiaries include each of the Company’s active domestic subsidiaries, Tourmalet Corp. and InterTAN Canada Ltd.  The Subsidiaries that are co-borrowers under the DIP Credit Agreement are Circuit City Stores West Coast, Inc., Circuit City Stores PR, LLC and InterTAN Canada Ltd.

The Company and the Subsidiaries entered into the DIP Credit Agreement in connection with filings for relief under the United States Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada) made on November 10, 2008, as described in Item 1.03 below.  On November 10, 2008, the Company filed a motion seeking United States Bankruptcy Court approval of the DIP Credit Agreement, and the Bankruptcy Court granted interim approval of the DIP Credit Agreement.  Based on such interim approval, the Company and the other parties entered into the DIP Credit Agreement on November 12, 2008, subject to final approval of the Bankruptcy Court.

      The DIP Credit Agreement succeeds the Second Amended and Restated Credit Agreement (the “Prior Credit Agreement”) that the Company and certain of the Subsidiaries had entered into with the banks named in the Prior Credit Agreement as Lenders, Bank of America, N.A., as administrative agent and collateral agent, Banc of America Securities LLC, as lead arranger and joint bookrunner, Bank of America, N.A. (acting through its Canadian branch), as Canadian administrative agent and Canadian collateral agent, Wells Fargo Retail Finance, LLC, as syndication agent and joint bookrunner, General Electric Capital Corporation and JPMorgan Chase Bank, N.A., as co-documentation agents, and Wachovia Capital Finance Corporation (Central), as senior managing agent, on January 31, 2008.  The obligations of the Company and the Subsidiaries under the Prior Credit Agreement, including outstanding borrowings as of November 12, 2008, have been subsumed under the DIP Credit Agreement.

            The DIP Credit Agreement provides for initial aggregate borrowings of up to $1.1 billion.  Of this amount, up to $50 million is available for borrowing by InterTAN Canada Ltd.  These amounts will reduce to $900 million ($50 million for InterTAN Canada Ltd.) on December 29, 2008, increase to $910 million ($60 million for InterTAN Canada Ltd.) on January 1, 2009 and reduce to $900 million ($50 million for InterTAN Canada Ltd.) on January 17, 2009.  The aggregate borrowings limit also includes a $60 million limitation on swingline loans and a $350 million ($40 million for InterTAN Canada Ltd.) limitation on standby and documentary letters of credit and banker’s acceptances.

Actual borrowings by the Company and the Subsidiaries (except for InterTAN Canada Ltd.) are subject to a borrowing base, which is a formula based on certain eligible inventory and eligible credit card receivables of such entities, less certain professional fee expenses and certain reserves.  Actual borrowings by InterTAN Canada Ltd. are subject to a separate borrowing base covering eligible inventory that will not reduce available borrowings for the Company and other Subsidiaries.

The use of proceeds under the DIP Credit Agreement are limited to refinancing the Prior Credit Agreement, working capital and other general corporate purposes consistent with a budget that the Company presented to the Lenders, including the purchase of inventory and equipment in the ordinary course of business, payment of costs and expenses related to the administration of the bankruptcy proceedings, and payment of other expenses as approved by the Bankruptcy Court.  The principal amount outstanding of the loans under the DIP Credit Agreement, plus interest accrued and unpaid thereon, will be due and payable in full at maturity, which is the earlier of November 10, 2009 and confirmation of a plan of reorganization in the bankruptcy proceedings, subject to provisions in the DIP Credit Agreement providing for an earlier maturity date under certain circumstances.

    Borrowings under the DIP Credit Agreement bear interest at variable rates based on the prime rate, LIBOR or the banker’s acceptance rate, depending on the type of borrowing, plus 4.00% per annum.  Interest and fees are payable monthly.  If the borrowers default on their obligations under the DIP Credit Agreement, the default rate of interest will be the rate otherwise in effect plus 2.00% per annum.

In addition to interest, the borrowers are required to pay a commitment fee of 0.75% per annum in respect of the unutilized commitments under the DIP Credit Agreement.  An upfront fee of 1.75% of the aggregate amount of commitments under the DIP Credit Agreement was payable to the Lenders on November 12, 2008.  The borrowers must also pay letter of credit fees.

All obligations under the DIP Credit Agreement are unconditionally guaranteed by the Company and the Subsidiaries.  All obligations under the DIP Credit Agreement are secured, subject to certain limited exceptions, by substantially all of the assets of the Company and the Subsidiaries, including a super-priority administrative expense claim in the bankruptcy proceedings.  The Bankruptcy Court has scheduled a hearing on December 5, 2008 to consider entry of an order granting final approval of the DIP Credit Agreement.

The DIP Credit Agreement contains various representations and warranties, as well as covenants from the Company and the Subsidiaries and events of default that are customary for transactions of this nature.  The DIP Credit Agreement also contains certain financial covenants relating to maximum levels of cash expenditures and minimum levels of inventory and net availability.  The DIP Credit Agreement also requires the Company to obtain additional term loan financing in an amount equal to at least $75 million on or before January 17, 2009 in order to prepay amounts outstanding under the DIP Credit Agreement.  In addition, the DIP Credit Agreement includes covenants related to the progress of the bankruptcy proceedings, including actions relating to the Company’s plan to close certain domestic stores and the filing of a plan of reorganization on or before March 1, 2009.

In addition to participation in the Credit Agreement, certain of the Lenders or their affiliates provide other services to the Company and the Subsidiaries, including cash management services, leasing arrangements, private-label credit services, credit card processing services and other corporate financial services.

Item 1.02        Termination of a Material Definitive Agreement.

On November 12, 2008, the Company and the Subsidiaries entered into the DIP Credit Agreement, as described in Item 1.01 above.  The DIP Credit Agreement succeeds the Prior Credit Agreement as of that date.

The Prior Credit Agreement provided for aggregate borrowings of up to $1.3 billion. Of this amount, up to $50 million was available for borrowing by InterTAN Canada Ltd.  The borrowings under the Prior Credit Agreement were secured primarily by the Company’s inventory and credit card receivables.  Borrowings under the Prior Credit Agreement were available for working capital, letters of credit, capital expenditures, permitted acquisitions, permitted share repurchases, permitted dividends, repayment of permitted indebtedness and other general corporate purposes.  Borrowings under the Prior Credit Agreement bore interest at variable rates based on the prime rate, LIBOR or the banker’s acceptance rate, depending on the type of borrowing, plus an additional margin based on the type of borrowing and the amount of available borrowings under the Prior Credit Agreement.

Additional information with respect to the Prior Credit Agreement is included in Item 1.01 above, and a summary of the Prior Credit Agreement was set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2008.

Item 1.03        Bankruptcy or Receivership.

On November 10, 2008, the Company and each of its wholly-owned United States and Puerto Rican subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia.  The Company and the subsidiaries will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

In addition, on November 10, 2008, InterTAN Canada Ltd., the Company’s Canadian operating subsidiary, received creditor protection from the Ontario Superior Court of Justice under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”).  InterTAN Canada Ltd. will also manage its property and operate its business as a "debtor-in-possession" under the jurisdiction of the Canadian Court and in accordance with the CCAA and the orders of the Canadian Court.  As required by the CCAA, the Canadian Court also appointed Alvarez & Marsal as Monitor to monitor InterTAN Canada Ltd.’s property and the conduct of its business.

On November 10, 2008, the Company issued a press release with respect to the foregoing events.  A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.03.

In connection with the filings for relief under the United States Bankruptcy Code and the CCAA, the Company and the Subsidiaries entered into the DIP Credit Agreement on November 12, 2008, as described in Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 12, 2008, the Company and the Subsidiaries entered into the DIP Credit Agreement.  The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 10, 2008, the Company and each of its wholly-owned United States and Puerto Rican subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, as described in Item 1.03 above.  The filing of the bankruptcy petitions constituted an event of default under the Prior Credit Agreement, which is described in Item 1.02 above.  As a result of such event of default, all obligations under the Prior Credit Agreement became automatically and immediately due and payable.  The total amount of such obligations was $898.0 million as of November 10, 2008.

While the Company believes that any efforts to enforce such payment obligations under the Prior Credit Agreement are stayed as a result of the filing of the bankruptcy petitions, the obligations of all parties to the Prior Credit Agreement under such agreement have been subsumed by the DIP Credit Agreement, as described in Item 1.01 above.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 5, 2008, the Board of Directors of the Company approved a plan to reduce its corporate headquarters workforce.  The plan specifically resulted in the termination of 712 positions, some of which were open positions, in corporate, regional and district support areas on November 7, 2008.  The determination to approve the plan resulted from the Company’s ongoing asset productivity assessment and working capital situation, which included a realignment of the Company’s regional and district support structure following the commencement of a plan to close 155 domestic segment stores.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the plan to reduce its corporate headquarters workforce, both with respect to each major type of cost associated with the plan and with respect to the total cost of the plan, or an estimate of the amount or range of amounts that will result in future cash expenditures.  The Company will include such estimates, once they are determined, in an amendment to this report.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2008, the Company received a notice from the New York Stock Exchange (the “Exchange”) that the Exchange had determined that the listing of the Company’s common stock should be suspended immediately.  The Exchange noted that it reached this decision in light of the Company’s announcement to file a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, which is described in Item 1.03 above.  As previously announced, the Company also was not in compliance with the Exchange’s price criteria for common stock because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30-trading-day period as of October 22, 2008.

The last day that the Company’s common stock traded on the Exchange was November 7, 2008.  The Company does not intend to take any further action to appeal the Exchange’s decision, and therefore it is expected that the common stock will be delisted after the completion of the Exchange’s application to the Securities and Exchange Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2008, the Board of Directors amended the Circuit City Stores, Inc. Supplemental 401(k) Plan in connection with its approval of the filings for relief under the United States Bankruptcy Code on November 10, 2008, as described in Item 1.03 above.  The Supplemental 401(k) Plan is an unfunded, non-qualified deferred compensation plan designed to provide benefits for executive officers affected by limits on qualified retirement plans under the Internal Revenue Code of 1986, as amended.  Executive officers may defer up to 40% of their compensation and are eligible to receive a matching contribution of up to four percent of their compensation, less the amount contributed as a matching contribution under the Company's tax-qualified 401(k) plan.  The amendments to the Supplemental 401(k) Plan on November 9, 2008 immediately ceased the Company’s matching contributions under such plan, allowed plan participants to cease their salary contributions at any time in their sole discretion, and ceased all participant contributions as of January 1, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press release issued November 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.
(Registrant)

Date: November 12, 2008	By: /s/Reginald D. Hedgebeth
Reginald D. Hedgebeth
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued November 10, 2008